Exhibit 21.1

List of Direct and Indirect Subsidiaries of Nelnet, Inc. as of December 31, 2016

	Name	Organized in	Relationship to Nelnet Inc.	Percentage Ownership
1	National Education Loan Network, Inc.	Nevada	Direct Subsidiary	100%
2	5280 Solutions LLC (f/k/a Nelnet Technology Services LLC) (d/b/a Idaho Financial Associates, Charter Account Systems and 5280 Solutions)	Colorado	Indirect Subsidiary	100%
3	Nelnet Real Estate Ventures, Inc. (f/k/a Health Education Solutions, Inc. and ClassCredit, Inc.)	Florida	Indirect Subsidiary	100%
4	EFS Finance Co., LLC	Nebraska	Indirect Subsidiary	100%
5	Nelnet Management Corporation-1 (f/k/a Nelnet Student Loan Warehouse Corporation – 1)	Nevada	Indirect Subsidiary	100%
6	Nelnet Student Loan Funding Management Corporation	Nevada	Indirect Subsidiary	100%
7	Nelnet Student Loan Funding, LLC	Delaware	Indirect Subsidiary	100%
8	Nelnet Education Loan Funding, Inc. (f/k/a NEBHELP, INC.)	Nebraska	Indirect Subsidiary	100%
9	Nelnet Canada, Inc.	Canada	Indirect Subsidiary	100%
10	Nelnet Business Solutions, Inc. (f/k/a FACTS Management Co.) (d/b/a FACTS Management and infiNET Integrated Solutions)	Nebraska	Indirect Subsidiary	100%
11	Nelnet Academic Services, LLC (f/k/a Nelnet Mentor, LLC)	Nebraska	Direct Subsidiary	100%
12	CUnet, LLC	Delaware	Indirect Subsidiary	100%
13	Peterson’s Nelnet, LLC (f/k/a NELN Acquisition, LLC)	Nebraska	Indirect Subsidiary	100%
14	First National Life Insurance Company of the USA	Nebraska	Indirect Subsidiary	100%
15	Unilink Data Systems Pty Ltd	Australia	Indirect Subsidiary	100%
16	Nelnet Servicing, LLC	Nebraska	Indirect Subsidiary	100%
17	Nelnet Diversified Solutions, LLC (f/k/a NLS Holding Company, LLC)	Nebraska	Direct Subsidiary	100%
18	Nelnet FFELP Student Loan Warehouse-I, LLC	Delaware	Indirect Subsidiary	100%
19	Merchant Preservation Services, LLC	Nebraska	Indirect Subsidiary	100%
20	Next Gen Web Solutions, LLC	Nebraska	Indirect Subsidiary	50%
21	Whitetail Rock Capital Management, LLC	Nebraska	Indirect Subsidiary	90%
22	Municipal Tax Investment, LLC	Nebraska	Direct Subsidiary	100%
23	Globalnet, LLC	Nebraska	Direct Subsidiary	50%
24	Nelnet B2B Services, LLC	Nebraska	Direct/Indirect	100%
25	NHELP-III, LLC	Delaware	Indirect Subsidiary	100%
26	GCO SLIMS Trust-I	Delaware	Indirect Subsidiary	100%
27	GCO Education Loan Funding Trust-I	Delaware	Indirect Subsidiary	100%
28	NHELP-II, LLC	Delaware	Indirect Subsidiary	100%
29	Whitetail Rock Fund Management, LLC	Nebraska	Indirect Subsidiary	90%
30	Nelnet Student Loan Funding II, LLC	Delaware	Indirect Subsidiary	100%
31	Nelnet Student Loan Funding II, Management Corporation	Nebraska	Indirect Subsidiary	100%
32	Municipal Tax Property, LLC	Nebraska	Indirect Subsidiary	100%
33	Nelnet UNL Alliance, LLC	Nebraska	Direct Subsidiary	100%

34	Nelnet Captive Insurance Company, Inc.	Delaware	Direct Subsidiary	100%
35	GCO Education Loan Funding Master Trust - II	Delaware	Indirect Subsidiary	100%
36	Nelnet Finance Corp.	Nebraska	Indirect Subsidiary	100%
37	Nelnet Consumer Finance, Inc.	Nebraska	Indirect Subsidiary	100%
38	Class Bundl, LLC	Nebraska	Indirect Subsidiary	100%
39	Nelnet Sales Co. LLC (f/k/a NBS Sales Co., LLC)	Nebraska	Indirect Subsidiary	100%
40	Education Lending Services, Inc.	Delaware	Indirect Subsidiary	100%
41	Education Funding Capital I, LLC	Delaware	Indirect Subsidiary	100%
42	Wilcomp Software, LLC	Texas	Indirect Subsidiary	100%
43	PaymentSpring, LLC (f/k/a Nelnet Transaction Services, LLC)	Nebraska	Indirect Subsidiary	100%
44	NTS - Renweb	Jamaica	Indirect Subsidiary	100%
45	IniPHI, LLC	Nebraska	Indirect Subsidiary	95%
46	Nelnet Loan Acquisition Corporation	Nebraska	Indirect Subsidiary	100%
47	Wachovia Education Loan Funding LLC	Delaware	Indirect Subsidiary	100%
48	Nelnet Private Student Loan Financing Corporation	Nebraska	Indirect Subsidiary	100%
49	Nelnet Private Student Loan Warehouse-I LLC	Delaware	Indirect Subsidiary	100%
50	Nelnet Fund Management LLC	Nebraska	Direct Subsidiary	100%
51	Harvest 960, LP	Pennsylvania	Indirect Subsidiary	56.6%
52	Timberline Suntree Associates LLC	Kansas	Indirect Subsidiary	56.7%
53	Invite Education, LLC	Delaware	Indirect Subsidiary	50%
54	Gigabit, LLC	Nebraska	Indirect Subsidiary	100%
55	StudioCode, LLC	Nebraska	Indirect Subsidiary	50%
56	151 Building, LLC	Nebraska	Indirect Subsidiary	50%
57	Lincoln Workspace, LLC	Nebraska	Indirect Subsidiary	50%
58	401 Building LLC	Nebraska	Indirect Subsidiary	50%
59	EADO, LLC	Nebraska	Indirect Subsidiary	50%
60	Allo Communications, LLC	Nebraska	Direct Subsidiary	91.5%
61	Allo Alliance, LLC	Nebraska	Indirect Subsidiary	91.5%
62	Allo North Platte, LLC	Nebraska	Indirect Subsidiary	91.5%
63	Allo Holdings, LLC	Nebraska	Indirect Subsidiary	91.5%
64	Allo Ogallala, LLC	Nebraska	Indirect Subsidiary	91.5%
65	Allo Twin Cities, LLC	Nebraska	Indirect Subsidiary	91.5%
66	330-333 Building, LLC	Nebraska	Indirect Subsidiary	50%
67	BenefitEd, LLC	Nebraska	Indirect Subsidiary	100%
68	GreatNet Solutions, LLC	Nebraska	Indirect Subsidiary	50%
69	Lincoln Lodging, LLC	Nebraska	Indirect Subsidiary	50%
70	Lumberworks Lofts, LLC	Nebraska	Indirect Subsidiary	50%
71	Mind Streams Education, LLC	Arizona	Indirect Subsidiary	100%
72	Euclid Boulder Investment, LLC	Nebraska	Indirect Subsidiary	100%
73	Nelnet Student Loan Funding III, LLC	Delaware	Indirect Subsidiary	100%
74	Propelr, LLC	Nebraska	Direct Subsidiary	100%

Note: This list does not include Nelnet Student Loan Trusts utilized in asset backed security financings.